SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                              FORM SB-2

                        REGISTRATION STATEMENT
                              UNDER THE
                        SECURITIES ACT OF 1933


                        EWEBCENTRAL.NET, INC.
            (Name of small business Issuer in its charter)


       Florida             *_______*             52-2309726

  (State or other      (Primary Standard     (I.R.S. Employer
  jurisdiction of          Industrial        Identification No.)
  incorporation or     Classification Code
   organization)            Number)

                        1515 University Drive
                              Suite 111C
                     Coral Springs, Florida 33071
                            (561)662-4928
(Address and Telephone Number of Principal Executive Offices and
                     Principal Place of Business)

                      Guy T. Lindley, President
                        1515 University Drive
                             Suite 111C
                     Coral Springs, Florida 33071
                            (561)662-4928
      (Name, Address and Telephone Number of Agent for Service)

                              Copies to:
                       Edward H. Gilbert, Esq.
                       Edward H .Gilbert, P.A.
                  5100 Town Center Circle, Suite 430
                      Boca Raton, Florida 33486

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )

                   CALCULATION OF REGISTRATION FEE

  Title of   Amount to be    Proposed     Proposed    Amount of
 each class  registered      maximum      maximum     registra-
     of                      offering    aggregate     tion fee
 securities                 price per     offering
to be                        Share (1)    price (1)
registered

Common       1,000,000         $1.00     $1,000,000     $239.00
Stock,       shares
$.0001 par
value

(1)  Estimated solely for purpose of calculating the registration fee.



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

            SUBJECT TO COMPLETION, DATED FEBRUARY 11, 2002

                              PROSPECTUS
                        EWEBCENTRAL.NET, INC.

                   1,000,000 shares of Common Stock
                           $1.00 per share

                      Per Share       Minimum         Maximum

Initial Offering             $1.00        $100,000     $1,000,000
Price to Public

Commissions                  $0.00             -0-            -0-

Proceeds to                  $1.00        $100,000     $1,000,000
Ewebcentral.net

This is our initial public offering. There has never been a public market for our common stock and we have arbitrarily determined the offering price.

We are offering the shares on a best efforts basis. We are making the offering through our president, who will not be compensated for offering the shares. Unless we receive paid subscriptions for at least 100,000 shares by May 31, 2002, no shares will be sold and all proceeds will be returned to subscribers, without interest. If we sell at least 100,000 shares by that date, we may extend our offering until the earlier of October 31, 2002 or the time that all 1,000,000 shares are sold.

AN INVESTMENT IN THE SHARES INVOLVES SUBSTANTIAL RISKS AND IS
SPECULATIVE.  SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS
PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this prospectus is February 11 , 2002
IN MAKING A DECISION WHETHER TO BUY OUR COMMON STOCK, YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY DIFFERENT OR OTHER INFORMATION. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE ON THE DATE OF THIS PROSPECTUS.
                          PROSPECTUS SUMMARY

Because this is only a summary, it does not contain all of the information that may be important to you. Before deciding whether to invest in our common stock, you should carefully read the entire prospectus. In this prospectus, references to "we," "us" and "our" refer to Ewebcentral.net, Inc..

OUR PROPOSED BUSINESS

Our mission is to become "America's Corporate Employee Partner" by designing, implementing and maintaining an online employer/employee information service network. To achieve our mission, we intend first to develop an internet site designed to be a commercially viable, dynamic and informative employer/employee news site. Initially, our site will be a limited news digest service that generates its content by selecting the best available information published by others from around the world. We believe that such a digest of key stories will be a valuable resource to site visitors and will serve as the keystone to our internet presence.

We intend to launch our initial internet site through the internet super hub of an undetermined third party based upon the recommendations of Corporate Ventures Network (the "Consultant"). After we launch our initial internet site, we intend to add various types of information relating to employer/employee relations which we intend to benefit both employers and employees. As a result, we anticipate that our site will attract the attention of many national employers as well as a broad spectrum of employees.

We intend to expand our internet presence by constructing a independent internet site. In addition to the news digest service and employer/employee relations information we anticipate will already be provided on our internet site, we expect our independent internet site to include additional types of human resource information; sales and marketing information; additional advertising and promotional information; and information relating to products and services we expect to offer for sale. With these additional offerings, we anticipate our independent web site will enjoy increased audience attention and a larger internet audience, providing us with greater potential for increased revenues.

CORPORATE INFORMATION

We are a Florida corporation formed on April 2, 2001.

Our executive offices are located at 1515 University Drive, Suite
111C, Coral Springs, Florida 33071 and our telephone number is (561)
662-4928.

OUR OFFERING

Common stock offered by us      1,000,000 shares.  The minimum
                                purchase is 1,000 shares.

Public offering price of        $1.00 per share.
shares being offered by us

Offering Period                 Unless we receive paid
                                subscriptions for at least
                                100,000 shares by May 31, 2002,
                                no shares will be sold and all
                                proceeds will be returned to
                                subscribers, without interest.
                                If we sell at least 100,000
                                shares by that date, we may
                                extend our offering until the
                                earlier of October 31, 2002 or
                                the time that all 1,000,000
                                shares are sold.

Common stock to be outstanding  1,100,000 shares if 100,000
after the offering              shares are sold or 2,000,000
                                shares if 1,000,000 shares are
                                sold.

Use of proceeds                 We intend to use the net
                                proceeds primarily to pay fees
                                to our consultant and to pay
                                for software development,
                                advertising and promotional
                                expenses and other operating
                                expenses, and other general
                                corporate purposes. See "Use of
                                Proceeds."

We initially intend to offer our shares in the states of Florida and New York, although we may expand our offering to other states.

SUMMARY FINANCIAL INFORMATION


BALANCE SHEET

                                             September 30, 2001

TOTAL ASSETS                                              $4,970

STOCKHOLDERS' EQUITY (Deficiency)                       ($57,582)


                             RISK FACTORS

An investment in our common stock involves substantial risks. You should consider carefully the following information about these risks, together with the financial and other information contained in this prospectus, before you decide whether to buy our common stock. Additional risks and uncertainties may also impair or preclude our proposed business operations. If any of these risks actually occur, our business, financial condition and results of operations would likely suffer. In such case, you might lose all or part of your investment.

RISKS RELATED TO OUR PROPOSED BUSINESS

BECAUSE WE HAVE NO OPERATING HISTORY AND OUR OFFICER HAS NO PRIOR
EXPERIENCE IN THE MANAGEMENT OF AN INTERNET SERVICE COMPANY, THERE IS NO BASIS ON WHICH YOU CAN EVALUATE OUR PROPOSED BUSINESS AND
PROSPECTS.

     * We were incorporated under the name "eWebcentral.net, Inc." on April 2, 2001.

     * We are a development stage company and have never had any significant operations other than preliminary research and testing of our internet products.

OUR PROSPECTS FOR SUCCESS MUST BE CONSIDERED IN THE LIGHT OF THE
EXTRAORDINARY RISKS, UNFORESEEN EXPENSES AND PROBLEMS THAT
DEVELOPMENT STAGE COMPANIES NORMALLY ENCOUNTER.

     * We must successfully complete the research, development and testing of our internet products while overcoming the challenges associated with establishing and maintaining new relationships, implementing our business and marketing strategy, fully implementing our internet site, developing new products, responding to competitive developments, and attracting, retaining and motivating qualified personnel, among other things.

     * If we fail to accomplish some or all of our goals, our business will not develop and you will lose your investment.

BECAUSE OF THE LIMITED CAPITAL AVAILABLE TO US FOR THE FORESEEABLE FUTURE, WE MAY NOT HAVE SUFFICIENT CAPITAL TO REMAIN IN EXISTENCE.

     * We will incur legal and accounting expenses to comply with our reporting obligations to the SEC.

     * We will be obligated to pay our operating expenses as they arise.

     * If we fail to pay the required annual fees to the State of Florida, we will be dissolved and cease to exist.

IF WE NEED TO RAISE ADDITIONAL FUNDS, THE FUNDS MAY NOT BE AVAILABLE WHEN WE NEED THEM.

     * We cannot assure you that additional financing will be available when needed on favorable terms, or at all.

     * If the funds are not available when we need them, we may be forced to terminate our business.

WE MAY NOT EVER GENERATE SUFFICIENT REVENUES TO ACHIEVE PROFITABILITY.

     * Even if we are able to commence our business, we cannot assure you that we will achieve profitability; and if we achieve profitability, we cannot assure you that we can sustain or increase profitability in the future

THE CONSULTING AGREEMENT IS A CORNERSTONE UPON WHICH WE HAVE BASED OUR ABILITY TO IMPLEMENT OUR PLAN OF OPERATION, BUT OUR CONSULTANT CAN TERMINATE THE CONSULTING AGREEMENT.

     * If our Consultant terminates the Consulting Agreement, you can expect to lose your entire investment.

WE WILL BE TOTALLY DEPENDENT ON THIRD-PARTY PROVIDERS FOR MANY OF
OUR PROPOSED BUSINESS ACTIVITIES.

     * We will not maintain an inventory in any product line and will need to establish and maintain strategic relationships with a wide array of vendors and distributors, among others, for all product fulfillment.

     * If we are unable to establish and maintain relationships with a wide array of vendors and distributors or if any one or more of our strategic relationships is discontinued for any reason, our business will not develop, or if developed, our business will be hurt.

IF WE ARE UNABLE TO ESTABLISH AND MAINTAIN A COMPANY IDENTITY, WE
MAY BE UNABLE TO ATTRACT VISITORS TO OUR INTERNET SITE.

     * Due to the growing number of internet sites and the low barriers to entry, we believe the importance will increase of establishing and maintaining a company identity for the purpose of attracting and expanding internet traffic and commerce relationships.

     * If we are unable to attract visitors to our internet site because we have been unable to establish and maintain a company identity, our business will not develop or will suffer.

WE EXPECT TO COMPETE WITH MANY LARGER, ESTABLISHED AND WELL FINANCED
COMPANIES.

     * Substantially all of our expected competitors have greater financial resources, technical expertise and managerial capabilities than we do.

     * If we are unable to compete successfully against our competitors, our business, financial condition and operating results will suffer.

WE WILL NEED ADDITIONAL CAPITAL IN A SHORT PERIOD OF TIME WHICH MAY NOT BE AVAILABLE TO US.

     * We anticipate that our the net proceeds from this offering will be sufficient to meet our anticipated capital requirements for less than six months.

     * Unless we are able to raise additional substantial capital within six months after conclusion of this offering, you can expect to lose your investment.

     * If additional funds are raised through the issuance of equity securities, the percentage ownership of our stockholders will be reduced; stockholders may experience additional dilution; and those securities may have rights, preferences or privileges senior to those of the rights of the holders of our common stock.

     * We cannot assure you that additional financing will be available on terms favorable to us, if at all.

WE ARE DEPENDENT ON OUR OFFICERS, ALTHOUGH WE HAVE NO EMPLOYMENT
AGREEMENTS WITH THEM AND CANNOT PAY THEM ANY COMPENSATION UNLESS WE OBTAIN ADDITIONAL CAPITAL.

     * Because our potential success is dependent upon, among other things, the personal efforts, abilities and business relationships of our officers, if any of them was to terminate employment with us or become unable to be employed before a qualified successor, if any, could be found, we would be materially adversely affected.

     * We do not maintain "key person" insurance on any of our officers.

OUR BOARD OF DIRECTORS CAN ISSUE SHARES OF "BLANK CHECK" PREFERRED STOCK WITHOUT FURTHER ACTION BY OUR STOCKHOLDERS.

     * Our Board of Directors has the authority, without further action by the stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including:

          *    dividend rights;

          *    conversion rights;

          * voting rights, which may be greater or lesser than the voting rights of the common stock;

          *    rights and terms of redemption;

          *    liquidation preferences; and

     *    sinking fund terms.

     * The issuance of shares of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that these holders will receive dividends and payments upon liquidation of our company and could have the effect of delaying, deferring or preventing a change in control of our company.

WE EXPECT TO DERIVE A SIGNIFICANT PORTION OF OUR REVENUES FROM
INTERNET ADVERTISING AND ELECTRONIC COMMERCE.

     * We have not yet earned any revenues from Internet advertising and electronic commerce, and we have only a limited operating history with which to evaluate our potential for success in generating revenues from Internet advertising and electronic commerce.

     * Our website is not yet operational or accessible to the public, and if we are unable to establish our website operations or make it accessible to the public, our business will not develop.

     * We have not yet established relationships with companies that want to market their products and services on our website, and if we are unable to establish relationships with such companies, our business will not develop.

WE EXPECT TO BE DEPENDENT UPON THE AVAILABILITY OF AN ADEQUATE
INTERNET INFRASTRUCTURE AND COMPLEMENTARY PRODUCTS.

     * In order for prospective buyers to use our projected internet site, we expect there must exist an internet infrastructure and complementary products to ensure adequate internet security, reliability, cost, ease of use, access and quality of service, among other factors.

    * We expect the performance of our projected internet site to be dependent upon third-party products and services such as web browsers, high speed modems, internet service providers and internet backbone providers for access to our products and services.

     * If the internet were to become regularly unavailable for many hours at a time, frequently unavailable or very slow due to an inadequate infrastructure or complementary products, the growth of internet use might be impacted, there would be less traffic on our internet site, and our business would suffer.

WE EXPECT TO BE DEPENDENT UPON RELATIVELY CONSTANT TECHNOLOGY AND
INDUSTRY STANDARDS.

     * In the event of widespread changes in technology or the online consumer network industry, we could be required to incur substantial costs to modify or adapt our services.

     * We may not be able to afford the cost of such modifications or adaptations, difficulties could delay or prevent them, or they may not satisfy the requirements caused by the changes.

     * If we were unable to keep pace with widespread changes in technology or the online consumer network industry, our business would suffer.

WE WILL RELY ON PROTECTIVE MEASURES TO PROTECT OUR INTELLECTUAL
PROPERTY.

     * The software we intend to develop for the online consumer network will constitute our intellectual property, and we will rely on trade secrets, copyright law, and employee and third-party nondisclosure agreements, among other things, to protect our intellectual property.

     * These measures may not provide meaningful protection, in which case our business would suffer.

     * Additionally, if we were to infringe upon the intellectual property rights of others, we could become subject to lawsuits or be forced to modify our services at a substantial cost, in which case our business would suffer.

EXPERIENCED PROGRAMMERS OR "HACKERS" MIGHT ATTEMPT TO PENETRATE OR PENETRATE OUR NETWORK SECURITY.

     * We might be required to expend significant capital to protect ourselves against the threat of such security breaches or to alleviate problems caused by such security breaches.

     * Concerns over the insecurity of internet transactions might inhibit the growth of internet use generally.

     * Security breaches or the inadvertent transmission of computer viruses could expose us to a risk of loss or litigation and possibly liability.

     * A breach in our network security would hurt our business, results of operations and financial condition.

WE MAY BE UNABLE TO ATTRACT, RETAIN AND MOTIVATE HIGHLY SKILLED
EMPLOYEES.

     * Competition for personnel in the computer industry is intense.

     * Because of our limited resources, we may not be able to compensate our employees at the same level as our competitors.

     * If we are unable to attract, retain and motivate highly skilled employees, our business will suffer.

OUR EXECUTIVE OFFICERS WILL SERVE US ON A PART TIME BASIS, DEVOTING ONLY SUCH TIME TO US AS THEY BELIEVE IS NECESSARY.

     * We will not have full-time management until such time, if any, as we employ executive officers on a full-time basis.

     * We cannot assure you that we will have the financial resources to hire full-time personnel when they are needed or that qualified personnel will then be available.

WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR ANTICIPATED GROWTH.

     * If we are successful in developing our internet site, attracting users and selling products, our growth will place a significant strain on our technical, financial and managerial resources. We may have to implement new operational and financial systems and procedures, and controls to expand, train and manage employees and to coordinate our technical, accounting, customer support, finance, marketing and sales staffs.

     * If we are unable to effectively manage our anticipated growth, our business will suffer.

IT IS POSSIBLE THAT LAWS OR REGULATIONS MIGHT BE ENACTED OR ENFORCED THAT MIGHT IMPACT OUR OPERATIONS ADVERSELY.

     * Few laws or regulations currently exist that are directly applicable to access to or commerce on the internet.

     * There can be no assurance that laws or regulations concerning issues such as user privacy, pricing, and the characteristics and quality of products and services, among others, will not be enacted or enforced.

     * The adoption of laws or regulations affecting the online consumer network industry could decrease growth in the industry or the internet generally, which could in turn decrease demand for our products and services and increase our cost of doing business or otherwise hurt our business, prospects, operating results and financial condition.

     * Applicability to the internet of existing laws or regulations governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve.

     * We cannot predict the extent to which any regulation that may be enacted or enforced in the future might impact our business.

WE ARE DEPENDENT ON INCREASING NUMBERS OF USERS OF OUR WEBSITE FOR THE SUCCESS OF OUR BUSINESS.

     * If Internet usage of our website does not grow or if it grows more slowly than we anticipate, our business will suffer.

WE ARE DEPENDENT ON THE INTERNET AS A WIDELY ACCEPTED MEDIUM FOR
ADVERTISING AND COMMERCE FOR THE SUCCESS OF OUR BUSINESS.

     * Internet advertising and electronic commerce are new and rapidly evolving services on the Internet.

     * Because Internet advertising and electronic commerce are new and rapidly evolving, we do not know the probability of our success in earning revenues from these services as compared with traditional media sources.

     * Companies may choose not to advertise on our website if they do not like our demographic audience or if they think their advertising on our website will not be effective.
          If companies choose not to advertise on our website, our business will suffer.

RISKS RELATED TO THIS OFFERING

THERE HAS NOT BEEN AND MAY NEVER BE A VIABLE PUBLIC MARKET FOR OUR COMMON STOCK, AND IF A VIABLE PUBLIC MARKET DOES NOT DEVELOP, YOU
WILL NOT BE ABLE TO SELL YOUR SHARES EASILY, IF AT ALL.

     * There has not been and we cannot predict the extent to which investor interest in our company will lead to the development of a trading market for our shares or how liquid that market might become.

     * The public offering price for the shares was determined solely by us and bears no relationship to our book value, projected earnings, results of operations, net asset value or any other objective criteria of value. The public offering price for the shares may not be indicative of prices that will prevail in the trading market, if one develops. The market price of our common stock, if any, may decline below the public offering price.

THE LARGE NUMBER OF SHARES ELIGIBLE FOR PUBLIC SALE AFTER THIS
OFFERING CAN BE EXPECTED TO ADVERSELY AFFECT THE PRICE THAT WILL
PREVAIL IN THE TRADING MARKET, IF ONE DEVELOPS.

     * If a public market develops for our common stock, sales of significant amounts of our common stock in the public market or the perception that such sales will occur could materially adversely affect the market price of the common stock or our ability to raise capital through future offerings of equity securities.

IF A PUBLIC MARKET DEVELOPS FOR OUR COMMON STOCK, OUR SHARES MAY
EXPERIENCE EXTREME PRICE FLUCTUATIONS.

     * The stock market has experienced significant price and volume fluctuations and the market prices for publicly traded securities have been highly volatile.

     * The market prices have not necessarily been related to the operating performance of the affected companies.

     * The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit its liquidity.

INVESTORS IN THE OFFERING WILL INCUR SUBSTANTIAL IMMEDIATE DILUTION.

     * The public offering price of our common stock is substantially higher than the net tangible book value per share of the common stock will be immediately after this offering.

     * If you purchase our common stock in this offering, you will incur immediate dilution of approximately $.91 in the net tangible book value per share of common stock from the price you paid for the common stock if 100,000 shares are sold or $.50 if 1,000,000 shares are sold.

THE INTERESTS OF OUR CONTROLLING STOCKHOLDERS COULD CONFLICT WITH
THOSE OF OUR OTHER STOCKHOLDERS.

     * Unless all of the shares offered are sold, following completion of this offering, our present shareholders will own or control more than a majority of our outstanding common stock; and even if all shares are sold, our present shareholders will own and control fifty percent of our outstanding common stock.

     * These stockholders may be able to influence the outcome of stockholder votes, including votes concerning the election of directors, amendments to our charter and bylaws and the approval of significant corporate transactions such as a merger or a sale of our assets. In addition, the controlling influence could have the effect of delaying, deferring or preventing a change in control of our company.

WE HAVE NEVER PAID DIVIDENDS TO OUR SHAREHOLDERS, AND WE DO NOT
ANTICIPATE THAT WE WILL PAY ANY DIVIDENDS TO OUR SHAREHOLDERS IN THE FORESEEABLE FUTURE.

     * Our future policy on payment of dividends will be determined by the Board of Directors based upon a consideration of our earnings, if any, our future capital needs and other relevant factors.

WE HAVE BROAD DISCRETION IN THE APPLICATION OF PROCEEDS, WHICH MAY INCREASE THE RISK THAT THE PROCEEDS WILL NOT BE APPLIED EFFECTIVELY.

     * We have not determined specific uses for portions of the net proceeds. Accordingly, investors will be relying on management's judgment with only limited information about our specific intentions regarding the use of proceeds. Our failure to apply the funds effectively would have a material adverse effect on the development and continuation of our business.

ANTI-TAKEOVER PROVISIONS COULD MAKE A THIRD-PARTY ACQUISITION OF US
DIFFICULT.

     * Certain provisions of the Florida Business Corporation Act may delay, discourage or prevent a change in control.

     * The provisions may discourage bids for our common stock at a premium over the market price, if any, and may adversely affect the market price and the voting and other rights of the holders of our common stock.

                     FORWARD-LOOKING STATEMENTS

Many statements made or incorporated by reference in this prospectus are "forward-looking statements". These forward-looking statements include statements about:

     *    our ability to make an acquisition

     *    our capital needs

     *    the competitiveness of the business in our industry

     *    our strategies

     *    other statements that are not historical facts

When used in this prospectus, the words "anticipate," "believe," "expect," "estimate," "intend" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those expressed or implied by these forward-looking statements, including:
     *    changes in general economic and business conditions

     *    actions of our competitors

     *    the time and expense involved in development activities

     *    changes in our business strategies

     * other factors discussed in the "Risk Factors" section and elsewhere in this prospectus.

The forward-looking statements in this prospectus reflect what we currently anticipate will happen. What actually happens could differ materially from what we currently anticipate will happen. We are not promising to make any public announcement when we think forward-looking statements in this prospectus are no longer accurate whether as a result of new information, what actually happens in the future or for any other reason.

                           USE OF PROCEEDSThe proceeds we will
receive from the sale of 100,000 will be $100,000 or $1,000,000 if 1,000,000 shares are sold. We will not utilize any portion of the proceeds unles we sell 100,000 shares. We intend to use the proceeds in the order of priority shown in the following table:

                                      Amount if    Amount if
                                      100,000      1,000,000
                                      shares are   shares are
                                      sold         sold

Gross proceeds                             $100,000    $1,000,000

Estimated offering expenses                 $32,000       $32,000

General and administrative expenses,         $5,000        $5,000
including legal and accounting fees
and administrative support expenses
incurred in connection with our
reporting obligations with the SEC

Repayment of debt due                            $0       $28,000

Payment of liabilities                           $0      $100,000

Payment of Consulting Fees                       $0      $100,000

Working capital and other business          $65,000      $735,000
purposes


Our officers and directors have verbally agreed to bear the expenses of the offering until the time, if any, that funds are available to us from this offering. Our legal fees in connection with this offering are $25,000. We cannot now estimate our future legal fees. Pending use, we intend to invest the proceeds received in one or more of the following:

     * an obligation that constitutes a "deposit," as that term is defined in section 3(1) of the Federal Deposit
          Insurance Act;

     *    securities of any qualifying money market mutual fund; or

     * securities that are direct obligations of or obligations guaranteed as to principal or interest by the United States; provided the securities can be readily sold or otherwise disposed of for cash at the time required without any dissipation of offering proceeds invested.

                           DIVIDEND POLICYWe have never declared or
paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Future dividends, if any, will be determined by our Board of Directors. In addition, we may incur indebtedness in the future which may prohibit or effectively restrict the payment of dividends, although we have no current plans to do so.

DILUTION

                                      Amount if    Amount if
                                      100,000      1,000,000
                                      shares are   shares are
                                      sold         sold

Net tangible book value per share on        ($0.06)       ($0.06)
September 30, 2001

Net tangible book value per share on          $0.01         $0.46
September 30, 2001 if the shares
were sold on that date

Amount of increase in net tangible            $0.07         $0.51
book value per share attributable to
cash payments made by purchasers of
the shares being offered

Amount of the immediate dilution              $0.99         $0.54
from the public offering price that
will be absorbed by purchasers

Cash contribution of purchasers            $100,000    $1,000,000

Cash contribution of officers,                 $100          $100
directors, founders and affiliates

Price per share paid by officers,           $0.0001       $0.0001
directors, founders and affiliates

Price per share to be paid by                 $1.00         $1.00
purchasers of shares in this offering


The immediate and substantial dilution could adversely affect the value of the shares.

                    MANAGEMENT'S PLAN OF OPERATION

The following should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

We have not had any revenues since inception. Our objectives are to design, implement and maintain an online employer/employee information service network.

Our ability to continue as a going concern is dependent upon the completion of this offering. In view of the limited amount of funds available to us, we may exhaust our limited financial resources before our objectives have been accomplished.

All of our working capital needs subsequent to this offering will be attributable to the design, implementation and maintenance of an online employer-employee information service network. Operations related to these activities may be hampered by our limited resources.

We do not expect to purchase or sell any significant equipment and do not expect any significant changes in the number of our employees.

                          PROPOSED BUSINESS

BACKGROUND

We are a Florida corporation formed under the name of "Ewebcentral.net, Inc" on April 2, 2001.

Our mission is to become "America's Corporate Employee Partner" by designing, implementing and maintaining an online employer/employee information service network. To achieve our mission, we intend first to develop an internet site designed to be a commercially viable, dynamic and informative employer/employee news site.

Initially, our site will be a limited news digest service that generates its content by selecting the best available information published by others from around the world. We believe that such a digest of key stories will be a valuable resource to site visitors and will serve as the keystone to our internet presence.

We intend to launch our initial internet site through the internet super hub of an undetermined third party based upon the recommendations of our Consultant. After we launch our initial internet site, we intend to add various types of information relating to employer/employee relations which we intend to benefit both employers and employees. As a result, we anticipate that our site will attract the attention of many national employers as well as a broad spectrum of employees.

We intend to expand our internet presence by constructing a independent internet site. In addition to the news digest service and employer/employee relations information we anticipate will already be provided on our internet site, we expect our independent internet site to include additional types of human resource information; sales and marketing information; additional advertising and promotional information; and information relating to products and services we expect to offer for sale. With these additional offerings, we anticipate our independent web site will enjoy increased audience attention and a larger internet audience, providing us with greater potential for increased revenues.

THE INDUSTRY

Growth of the Internet

The internet has emerged as a global medium, enabling millions of people worldwide to share information, communicate and conduct business electronically. Recent studies by Ziff-Davis Market Intelligence report that more than 23 million United States households are connected to the internet, and almost 16 million of those households are participating in electronic commerce. Growth of the internet is expected to be driven by the growing number of personal computers installed in homes and offices, the decreasing cost of personal computers, easier, faster and cheaper access to the internet, improvements in network infrastructure, the proliferation of internet content, and the increasing familiarity with and acceptance of the internet by businesses and consumers. The internet possesses a number of unique characteristics that differentiate it from traditional media: a lack of geographic or temporal limitations; real-time access to dynamic and interactive content; and instantaneous communication with a single individual or groups of individuals. As a result of these characteristics, internet usage is expected to continue to grow rapidly. The proliferation of users, combined with the internet's broad reach and lower cost of marketing, have created a powerful direct sales and marketing channel.

Electronic Commerce

The growth of internet usage overall represents a significant opportunity for businesses to conduct commerce over the internet. One factor fueling this projected growth is the increasing variety of transactions that take place on the internet. Initially, companies focused on facilitating internet transactions between businesses. More recently, however, a number of companies have targeted business-to-consumer transactions. These companies typically use the internet to offer standard products and services that can be easily described with graphics and text and that do not necessarily require the physical presence of the product or service for purchase, such as software, books, music compact discs, videocassettes, home loans, airline tickets, online banking and stock trading. The internet allows these companies to develop one-to-one relationships with customers worldwide without making significant investments in traditional infrastructure such as retail outlets, vendor networks and sales personnel.

The Direct Marketing Opportunity

The same advantages that facilitate the growth of electronic commerce and advertising make the internet a compelling medium for direct marketing campaigns. Direct marketing over the internet uses electronic mail to reach potential buyers, potentially offering them a significantly broader selection of products and services than is available locally. Internet-based direct marketing also allows marketers to rapidly collect meaningful demographic information and feedback from consumers and to use this information to tailor new messages quickly. Registration information typically collected by internet sites and user involvement in topical electronic commerce networks of interest provide additional demographic information. This additional demographic information offers businesses the chance to increase the effectiveness of their direct marketing campaigns, which may translate into higher sales. Furthermore, the costs of direct marketing through electronic mail are dramatically lower than those of traditional direct marketing techniques. As a result, internet-based direct marketing campaigns can be profitable at response rates that are a fraction of the rates for traditional campaigns.

Our Solution

We intend to use the unique characteristics of the internet to cost-effectively create an employer/employee information service network; a channel through which we can solicit and obtain new business for our anticipated strategic partners; and ultimately a platform through which we can market our own products. By offering our visitors a site that offers dynamic and informative employer/employee news and information and a variety of competitively priced company-branded product offerings, we believe that we can create an innovative online sales source with low customer acquisition costs. We anticipate that the key elements of our marketing and development plan will be:

*    Source of Significant Employment Information.

We hope to become "America's Corporate Employee Partner" by designing, implementing and maintaining an online employer/employee information service network that provides dynamic and informative employer/employee news and information. We anticipate that our initial internet site will feature a limited news digest service that will generate its content by selecting the best available information published by others from around the world. We believe that such a digest of key stories is a valuable resource to site visitors and will serve as the keystone to our internet presence.

*    Development of a Detailed Member Database.

We expect to gather a significant base of information about our members through registration information, responses to beta tests and purchasing information obtained from third parties. As our internet site's visitors become members of our online consumer network and as we obtain purchasing history data, we anticipate that we will be able to use this data to target offers, increase our range of product offerings and encourage future transactions and involvement with our online consumer network.

*    Customer Convenience.

We intend to provide attractive electronic commerce opportunities for potential purchasers. We expect our order processing services to be available 24 hours a day, seven days a week, which we anticipate will facilitate "on demand" purchases. In addition, we anticipate that potential purchasers will be able to reach our internet site from either their home or office. Furthermore, we anticipate that our third-party vendors will ship the products purchased on our internet site directly to the address designated by the purchaser, eliminating the need for the purchaser to travel to the product's source and thereby enhancing purchasing convenience, particularly for potential purchasers in rural locations without ready access to retail stores.

THE PRODUCTS

Newsletter Subscriptions

We expect our newsletter to be offered both in print and online and to contain internet employment news, as well as general news coverage for employers and employees. We expect the newsletter to be a monthly publication that can be delivered either through the U.S. postal service or via e-mail.

News Service

We anticipate that our customized news service will be designed to provide late breaking news directly to our customers via e-mail. This news service will be designed to meet the needs of employers and employees who require the most current information available.

Video and Audio Tapes

We expect to develop and sell company-branded video and audio tapes, the content of which will be specifically focused toward employer and employee relations. We also expect to create and offer several special reports of current topics of interest.

On-Line Store

Our online store is expected to offer a wide variety of books, magazines, tapes, and specialty items, as well as our anticipated company-branded books, newsletters and audio and video tapes.

Get Listed

We expect to offer banner advertising and link connections from our internet site to customers through the "Get Listed" program of one of our strategic partners.

STRATEGY

Our objective is to develop a sizeable internet audience and create an online consumer network that will provide prospective buyers with incentives to participate in electronic commerce. Our key strategies are expected to focus on the following factors:

Growth

We plan to increase revenues by:

 * significantly increasing our customer base by providing an informative, up-to-date source of employment services information at no cost to site visitors;

* offering a broad and expanding array of company-branded products at competitive and discounted prices; and

*    soliciting and obtaining business for our strategic partners.

Building Strong Company Recognition

We believe that establishing and leveraging our employment information system is critical for our ultimate success. We intend to develop our site recognition through effective marketing and promotion and high-quality customer service.

Promoting Repeat Usage and User Loyalty

We believe that community-based internet sites have the inherent potential to create and retain a loyal user base, particularly when combined with the provision of valuable information and purchasing incentives. We intend to promote repeat usage by continuously expanding our information systems and product offerings.

Future Products and Services

We have a wide range of concepts that we believe will enhance our market presence, and we hope to continually develop and implement new and innovative products and services.

Maintaining and Improving Technological Focus and Expertise

We believe that a highly advanced and well functioning internet site is critical to our ultimate success. We intend to remain committed to internet site reliability and accessibility and to make continuous enhancements to our technology, including upgrading and expanding server and networking infrastructure, increasing fault tolerance and improving internet connections. In addition, we intend to increase the efficiency of our information services, transaction processing and fulfillment operations and the sophistication of our direct marketing campaign management software.

Establishing Vendor Relationships

We anticipate that we will be dependant on third-party vendors and distributors for all product fulfillment and that we will not maintain an inventory in any product line. Accordingly, we anticipate that we will need to establish and maintain relationships with a broad range of vendors and distributors in order to offer potential purchasers a substantial product mix at competitive and discounted prices. We view our vendor and distributor relationships as key to our overall success and intend to pursue agreements with third-party vendors and distributors that can provide competitively priced and discounted products with value-added services to us.

AGREEMENTS

Consulting Agreement

Our entire initial growth strategy is based upon services that will be provided to us under a consulting agreement (the "Consulting Agreement") that we have entered into with our Consultant, through which the Consultant will design, implement and test our internet products. Our Consultant is engaged to design, develop and create web pages; maintain our internet site and obtain web hosting services, electronic commerce programming services, internet technology consulting services; provide data management, internet training, internet marketing; establish a company identity and presence; and develop and implement an effective internet marketing campaign. The Consulting Agreement is effective for a term of one year and is automatically renewable; however it may be terminated by either the Consultant or us upon written notice.

Lease Agreement

We have no written lease agreement as to the office space that we occupy. We utilize certain facilities without charge provided to us by our sole director and officer.

COMPETITION

We expect to compete with international, national, regional and local internet service providers. Virtually all of such competitors have greater financial, marketing and other resources than we do. Accordingly, we may face a competitive disadvantage in responding to our competitors' pricing strategies, technological advances, advertising campaigns and other initiatives. Limitations due to the number of vendors, distributors and others willing to deal with a small-sized business and the terms on which we may be able to obtain materials could place us at a competitive disadvantage.

GOVERNMENTAL REGULATION

There are currently few laws or regulations that are directly applicable to internet access or electronic commerce. However, it is possible that a number of laws and regulations may be adopted with respect to the internet, covering issues such as user privacy, pricing, and characteristics and quality of products and services. The adoption of laws or regulations applicable to our business could decrease the growth of the online consumer network industry or the internet, which could in turn decrease the demand for our services and increase our cost of our doing business. Furthermore, the applicability to the internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve.

EMPLOYEES

We currently have no full-time employees. Our only employees are our executive officers, who are also employed by third-party companies and devote the portion of their time that they deem necessary to our affairs.

FACILITIES

The Company's principal executive offices are located at 1515
University Drive, Suite 111C, Coral Springs, Florida 33071.

                              MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The following sets forth certain information with respect to our executive officers and directors. Each director holds such position until the next annual meeting of our shareholders and until his respective successor has been elected and qualifies.

       NAME         AGE                 POSITIONS

Guy T. Lindley      56   Director, President, Secretary,
                         Treasurer

Any of our directors may be removed with or without cause at any time by the vote of the holders of not less than a majority of our then outstanding common stock. Officers are elected annual by the Board of Directors. Any of our officers may be removed with or without cause at any time by our Board of Directors.

Dr. Lindley is one of our founders and has held his position with us since our inception.

GUY T. LINDLEY - DIRECTOR, PRESIDENT, SECRETARY, TREASURER

Guy T. Lindley holds a Bachelor of Science degree with a major in corporation finance from Georgia State University, and a doctor of medicine degree from Universidad Eugenia Maria De Hostos, University of Miami School of Medicine (International Studies). He has also participated in the Georgia State University Master in Business Administration program by taking courses in international finance, management and accounting. From 1993 to 1996, Dr. Lindley has served as Executive Vice President and Chief Operating Officer of Conquest Sun Airlines, Inc., where he was involved in the development and management of the certification team for certain aircraft operated by the airline. From 1996 to 2001, Dr. Lindley served as President of Sun Express Group, Inc.

Dr. Lindley does not devote his entire time to us. He does intend to regularly to discuss our affairs and to review the status of our business operations. Any conflicts of interest that arise affecting Dr. Lindley and us will be resolved by him in a manner that he deems will be fair. You may not agree with his determination. If you have any doubt about the abilities or integrity of Dr. Lindley, you should not purchase any shares.

Executive Compensation of our Executive Officers

We have no agreements relating to compensation with Dr. Lindley, including consulting agreements. The compensation of our executive officers will be determined by our Board of Directors. Our executive officers have verbally agreed to defer the payment of any compensation from us as an executive officer until the time, if any, that we obtain sufficient capital through this offering or otherwise.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 31, 2002 with respect to any person who is known to us to be the beneficial owner of more than 5% of our common stock, which is the only class of our outstanding voting securities and as to each class of our equity securities beneficially owned by our directors and officers and directors as a group:

    NAME OF BENEFICIAL OWNER    AMOUNT OF SHARES   APPROXIMATE
                                BENEFICIALLY      PERCENT OF
                                OWNED             CLASS

Guy T. Lindley                       150,000           15.0%
411 Lighthouse Drive
Palm Beach Gardens, FL 33410

James Young                          115,000           11.5%
416 Gulf Road
North Palm Beach, FL 33409

Clara Sneath                         225,000           22.5%
3520 S.W. 104th Avenue
Miami, FL 33165

Greg Rice                            155,000           15.5%
5010 N.E. 141st Avenue
Vancouver, WA 98682

Bonnie Crum                          205,000           20.5%
23 Skyline Drive
W. Springfield, MA 06089

Edward H Gilbert                     150,000           15.0%
5100 Town Center Circle
Suite 430
Boca Raton, FL 33486

Officers and Directors as a          150,000           15.0%
Group (1 person)

                         CERTAIN TRANSACTIONS

In April of 2001 we issued an aggregate of 1,000,000 shares to our founders.

                         DESCRIPTION OF COMMON STOCKOur authorized capital
stock consists of 80,000,000 shares of common stock, par value $.0001 per share and 20,000,000 shares of preferred stock, par value $.0001 per share. The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts, if any, as our Board of Directors from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, which means that the holder sof a majority of the shares voted can elect all of the directors then standing for election. Holders of the common stock are not entitled to preemptive rights, and the common stock is not subject to conversion or redemption.

Our founders, one of which is our sole director and executive officer, own all of our outstanding common stock. These stockholders can determine the outcome of stockholder votes, including votes concerning the election of directors, amendments to our charter and bylaws, and the approval of significant corporate transactions such as a merger or a sale of our assets.

In addition, their controlling influence could have the effect of delaying, deferring or preventing a change in control of our company.
The preferred stock may be issued from time to time in one or more series, each such series to have distinctive serial designations as shall be determined in a resolution or resolutions providing for the issue of such preferred stock from time to time adopted by our Board of Directors. Each series of preferred stock may have such number of shares; may have such voting powers, full or limited, or may be without voting power; may be redeemable or convertible at such time or times and at such prices; may entitle the holders thereof to receive distributions calculated in any manner, including but not limited to dividends, which may be cumulative, non-cumulative or partially cumulative; at such rate or rates, on such conditions, from such date or dates, at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of shares; may have such preference over any other class of shares with respect to distributions, including but not limited to dividends and distributions upon our dissolution; may be made convertible into, or exchangeable for, shares of any other class or classes (except the class having prior or superior rights and preferences as to the dividends or distribution assets upon liquidation) or of any other series of the same or any other class or classes of our shares at such price or prices or at such rates of exchange, and with such adjustments; may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; may be entitled to the benefit of conditions and restrictions upon the creation of our indebtedness or the indebtedness of any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by us or any subsidiary of us of any of our outstanding shares; and may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions all as may be stated in said resolution or resolutions providing for the issuance of such preferred stock.

CONTROL-SHARE ACQUISITIONS AND AFFILIATED TRANSACTIONS

We may become subject to the control-share acquisition and affiliated transaction provisions of the Florida Business Corporation Act. Those provisions could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer. Those provisions may also discourage bids for our common stock at a premium over the market price.

TRANSFER AGENT

We intend to engage Florida Atlantic Stock Transfer Company, Inc., 7130 Nob Hill Road, Tamarac, FL 33321, telephone number is (954) 726-4954 as the transfer agent for our common stock.

                       SHARES ELIGIBLE FOR FUTURE SALEPrior to this offering, there has not been any public market for our common stock. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices, if any, of our common stock and could impair our future ability to raise capital through the sale of equity securities.

In general, under Rule 144 any person who owns shares that were acquired from us at least one year prior to the proposed sale is entitled to sell, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

     *    1% of the number of shares of our common stock then outstanding or

     * the average weekly trading volume of the common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Shares may generally be sold by non-affiliates without restriction that were acquired from us at least two years prior to the proposed sale. Any shares purchased by our affiliates in this offering and subsequently publicly sold by those affiliates will not be subject to the one year holding period. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

                             PLAN OF DISTRIBUTION

OUR OFFERING

We are offering 1,000,000 shares on a best efforts basis. Unless we receive paid subscriptions for at least 100,000 shares by May 31, 2002,no shares will be sold and all proceeds will be returned to subscribers, without interest. If we sell at least 100,000 shares by that date, we may extend our offering until the earlier of October 31, 2002 or the time that all 1,000,000 shares are sold. The minimum purchase is 1,000 shares. There is no limit on the number of shares that may be purchased by any of our founders. Any purchases by them must be with investment intent and made on the same terms and conditions as are purchases made by public investors.
We are making the offering through our President who will not be compensated for offering the shares. Subject to the limitation described under "Use of Proceeds," we will however, reimburse him for all expenses incurred by him in connection with the offering, which we believe will be approximately $32,000. Because we are offering the shares through our President without the use of a professional securities underwriting firm, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering.

Prior to this offering, there has been no market for our common stock. The public offering price for the shares was determined solely by us and may be substantially higher than the prices that will prevail in the trading market, if one develops. Among the factors we considered in determining the public offering price were the absence of a record of operations, our current financial condition, our future prospects, the inexperience of our management, and the general condition of the equity securities market.
We initially intend to offer our shares in the states of Florida and New York although we may expand our offering to other states.

If a public market develops for our common stock, trading in the common stock will be subject to the requirements of applicable rules under the Securities Exchange Act of 1934 which require additional disclosure by broker-dealers in connection with any trades involving the common stock. Those rules require the delivery, prior to any transaction in the common stock, of a disclosure schedule explaining the penny stock market and associated risks, and impose various sales practice requirements on broker-dealers who sell the common stock to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit its liquidity.

                              LEGAL PROCEEDINGS

There are no pending or threatened legal proceedings to which we are a party or of which any of our property is the subject or, to our knowledge, any proceedings contemplated by governmental authorities.

                               INDEMNIFICATION

We have agreed to indemnify our executive officers and directors to the fullest extent permitted by the Florida Business Corporation Act. The Act permits us to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by us or in our right) by reason of the fact that the person is or was an officer or director or is or was serving at our request as a an officer or director. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. We may indemnify officers and directors in an action by us or in our right under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to us. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which he actually and reasonably incurred. The indemnification provisions of the Florida Business Corporation Act are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote, or otherwise. Insofar as indemnification arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus have been passed upon for us by Edward H. Gilbert, P.A. to the extent set forth in that firm's opinion filed as an exhibit to the registration statement. Edward H. Gilbert is the sole owner of Edward H. Gilbert, P.A. Mr. Gilbert owns 150,000 of our shares and is one of our founders. Mr. Gilbert is not one of our officers nor is he a director.

                                   EXPERTS

Our financial statements as of September 30, 2001 and for the period from April 2, 2001 to September 30, 2001 have been included in this prospectus in reliance upon the report of Salberg & Company, P.A., independent certified public accountants, appearing elsewhere in this prospectus, and upon their authority as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

We have electronically filed a registration statement on Form SB-2 with the SEC with respect to the shares of common stock to be sold in this offering. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy the registration statement and other materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy statements and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Upon the effectiveness of the registration statement of which this Prospectus is a part, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports and other information with the SEC.

We do not intend to furnish our stockholders with annual reports containing audited financial statements.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EWEBCENTRAL.NET, INC. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE WILL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF EWEBCENTRAL.NET, INC. SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . .14

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

MANAGEMENT'S PLAN OF OPERATION . . . . . . . . . . . . . . . . . . . . . . .16

PROPOSED BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . .26

CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .27

DESCRIPTION OF COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . . . .27

SHARES ELIGIBLE FOR FUTURE SALE. . . . . . . . . . . . . . . . . . . . . . .29

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . .30

LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . .32


                           ------------------------

UNTIL                , 2002 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            EWEBCENTRAL.NET, INC.

                                 COMMON STOCK
                           ------------------------

                                  PROSPECTUS
                           ------------------------

                                    , 2002

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The expenses to be paid by the Registrant in connection with this offering are as follows. All amounts other than the SEC registration fee are estimates.

                     ITEM                            AMOUNT

SEC registration fee                                       $239.00

Printing                                                 $1,000.00

Legal fees and expenses                                 $25,000.00

Accounting and auditing fees and expenses                $4,000.00

Blue sky fees and expenses                                 $500.00

Transfer agent fees                                      $1,000.00

Miscellaneous                                              $261.00



TOTAL                                                   $32,000.00

ITEM 25.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant had agreed to indemnify its executive officers and directors the fullest extent permitted by the Florida Business Corporation Act. That Act permits the Registrant to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Registrant or in its right) by reason of the fact that the person is or was an officer or director or is or was serving our request as a an officer or director. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant may indemnify officers and directors in an action by the Registrant or in its right under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the Registrant. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the Registrant must indemnify him against the expenses which he actually and reasonably incurred. The foregoing indemnification provisions are not exclusive of any other rights to which an officer or director may be entitled under a our bylaws, by agreement, vote, or otherwise.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     (a) In April of 2001, the Registrant issued 1,000,000 shares of common stock to its six founders for an aggregate of $100.

     (b)  There were no principal underwriters.

     (c) The aggregate consideration for the securities referred to in subparagraph was $100.

     (d) The Registrant claimed exemption from the registration provisions of the Securities Act of 1933 with respect to the securities pursuant to Section 4(2) thereof inasmuch as no public offering was involved.

ITEM 27.  EXHIBITS.

      3.01     Articles of Incorporation.*

      3.03     Bylaws.*

      4.01     Form of Specimen Stock Certificate for the Registrant's
               Common Stock.**

      5.01 Opinion of Edward H. Gilbert, P.A. regarding legality of securities being registered.**

     10.01     Consulting Agreement**

     23.01     Consent of Edward H. Gilbert, P.A. (included in Exhibit 5.01).**

     23.02     Consent of Salberg & Company, P.A.*
____________________
*Filed herewith
**To be filed by Amendment.

ITEM 28.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

          (iii) include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boca Raton,State of Florida, on the 11th day of February, 2002

                                EWEBCENTRAL.NET., INC.

                                /s/ Guy T. Lindley
                                ----------------------------------
                                By: Guy T. Lindley, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/Guy T. Lindley  Chief Executive Officer,      February 11,
Guy T. Lindley     Principal Financial Officer   2002
                   and Sole Director

                     Independent Auditors' Report


To the Board of Directors of:
Ewebcentral.net, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Ewebcentral.net, Inc. (a development stage company) as of September 30, 2001 and the related statements of operations, changes in stockholders' deficiency and cash flows for the period from April 2, 2001 (inception) to September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Ewebcentral.net, Inc. (a development stage company) as of September 30, 2001, and the results of its operations and its cash flows for the period from April 2, 2001 (inception) to September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 6 to the financial statements, the Company's operating losses of $59,107, accumulated deficit of $59,107, cash used in operations of $25,030, working capital deficit of $57,582 and its status as a development stage company with no revenues raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


SALBERG & COMPANY, P.A.
Boca Raton, Florida
October 30, 2001

                        EWEBCENTRAL.NET, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                            BALANCE SHEET

                          SEPTEMBER 30, 2001


                                ASSETS

Assets

ASSETS

Cash                                                       $4,970
                                                     ------------

TOTAL CURRENT ASSETS                                       $4,970
                                                     ============

Liabilities and Stockholders' Deficiency

LIABILITIES

Accounts payable                                          $31,560

Accrued interest                                              992

Notes payable                                              30,000
                                                     ------------

TOTAL CURRENT LIABILITIES                                  62,552
                                                     ------------


Stockholders' Deficiency

Preferred stock, $0.0001 par value, 20,000,000                  -
  shares authorized, none issued and outstanding

Common stock, $0.0001 par value, 80,000,000                   100
  shares authorized, 1,000,000 shares issued and
  outstanding

Additional paid-in capital                                  1,525

Deficit accumulated during development stage             (59,107)
                                                     ------------

                                                         (57,482)

Less subscriptions receivable                               (100)
                                                     ------------

TOTAL STOCKHOLDERS' DEFICIENCY                           (57,582)
                                                     ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY             $4,970
                                                     ============


See accompanying notes to financial statements.

                        EWEBCENTRAL.NET, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF OPERATIONS

           FOR THE PERIOD FROM APRIL 2, 2001 (INCEPTION) TO
                          SEPTEMBER 30,2001


OPERATING EXPENSES

Consulting                                                $25,000

Legal and accounting fees                                  32,285

Bank fees                                                      30

Rent                                                          800
                                                 ----------------

TOTAL OPERATING EXPENSES                                   58,115
                                                 ----------------

Loss from Operations                                     (58,115)
                                                 ----------------

OTHER EXPENSE

Interest expense                                              992
                                                 ----------------

NET LOSS                                                ($59,107)
                                                 ================

Net loss per share - basic and diluted                    ($0.06)
                                                 ================

Weighted average number of shares                       1,000,000
outstanding during the period - basic and        ================
diluted

See accompanying notes to financial statements.

                        EWEBCENTRAL.NET, INC.
                    (A DEVELOPMENT STAGE COMPANY)

           STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
           FOR THE PERIOD FROM APRIL 2, 2001 (INCEPTION) TO
                          SEPTEMBER 30,2001


                Common     Common      Additional    Deficit    Subscriptions     Total
                Stock      Stock      Paid-in      Accumulated  Receivable
                                      Capital         During
                  Shares     Amount                Development
                                                   Stage

Common stock      1,000,000       $100            -            -         ($100)          -
issued to
founders

Accounting                -          -          725            -              -        725
expense paid
by President

Rent                      -          -          800            -              -        800
contributed

Net loss from             -          -            -     (59,107)              -   (59,107)
April 2, 2001     ---------  ---------   ----------  -----------   ------------   --------
(inception) to
September 30,
2001

BALANCE,          1,000,000        100        1,525     (59,107)          (100)   (57,582)
SEPTEMBER 30,     =========  =========   ==========  ===========   ============   ========
2001

See accompanying notes to financial statements.

                        EWEBCENTRAL.NET, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF CASH FLOWS

           FOR THE PERIOD FROM APRIL 2, 2001 (INCEPTION) TO
                          SEPTEMBER 30,2001


CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                ($59,107)

Adjustments to reconcile net loss to net cash used in operating activities:

Accounting expense paid by President                          725

Rent contributed                                              800

Changes in operating assets and liabilities:

Increase (decrease) in:

Accounts payable                                           31,560

Accrued interest                                              992
                                                  ---------------

NET CASH USED IN OPERATING ACTIVITIES:                   (25,030)
                                                  ---------------



CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from loans                                        30,000
                                                  ---------------

NET CASH PROVIDED BY FINANCING ACTIVITIES:                 30,000
                                                  ---------------



Net increase in cash                                        4,970



CASH AT BEGINNING OF PERIOD:                                    -
                                                  ---------------



CASH AT END OF PERIOD:                                     $4,970
                                                  ===============

Supplemental Schedule of Non-Cash Investing and Financing Activities:

At inception, the Company issued 1,000,000 common shares valued at $100 to founders for subscriptions receivable.

See accompanying notes to financial statements.

                        EWEBCENTRAL.NET, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS

                          SEPTEMBER 30,2001


Note 1   Significant Accounting Policies

(A)  ORGANIZATION AND NATURE OF BUSINESS

Ewebcentral.net, Inc. (a development stage company) (the "Company") was incorporated in Florida on April 2, 2001, and has elected a fiscal year end of September 30.

The Company plans to design, implement, and maintain an online employer/employee information service network.

Activities during the development stage include developing the corporate infrastructure and business plan and raising capital.

(B)  USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(C)  INCOME TAXES

The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

(D)  NET LOSS PER COMMON SHARE

Basic net income per common share (Basic EPS) excludes dilution and is computed by dividing net loss available to common stockholder by the weighted-average number of common shares outstanding for the period. Diluted net loss per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. At September 30, 2001, there were no common stock equivalents outstanding, which may dilute future earnings per share.

(E)  FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company's short-term financial instruments, including accrued liabilities and notes payable, approximate fair value due to the relatively short period to maturity for these instruments.

(F) NEW ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply, to the Company. Statement No. 133 as amended by Statement No. 137 and 138, "Accounting for Derivative Instruments and Hedging Activities" established accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 2000. The adoption of this pronouncement did not have a material effect on the Company's financial position, results of operations or liquidity.

Statement No. 141 "Business Combinations" establishes revised standards for accounting for business combinations. Specifically, the statement eliminates the pooling method, provides new guidance for recognizing intangible assets arising in a business combination, and calls for disclosure of considerably more information about a business combination. This statement is effective for business combinations initiated on or after July 1, 2001. The adoption of this pronouncement on July 1, 2001 did not have a material effect on the Company's financial position, results of operations or liquidity.

Statement No. 142 "Goodwill and Other Intangible Assets" provides new guidance concerning the accounting for the acquisition of intangibles, except those acquired in a business combination, which is subject to SFAS 141, and the manner in which intangibles and goodwill should be accounted for subsequent to their initial recognition. Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the future implementation of SFAS 142 on October 1, 2002 will not have a material effect on the Company's financial position, results of operations or liquidity.

Statement No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" supercedes Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS 144 also supercedes the provisions of APB 30, "Reporting the Results of Operations," pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS 131, Disclosures about Segments of an Enterprise and Related Information. SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the future implementation of SFAS 144 on October 1, 2002 will not have a material effect on the Company's financial position, results of operations or liquidity.

Note 2   Notes Payable

The Company executed six promissory notes with one lender for $5,000 each at various dates through September 30, 2001. The notes have a term of two years but all unpaid principal and interest shall be due and payable upon demand 365 days after the issuance date. The notes bear interest at 14% with a default penalty within 5 days of the due date of 5% of the amount due. Accrued interest was $992 at September 30, 2001.

Note 3   Commitments

(A)  CORPORATE CONSULTING AGREEMENT

The Company entered into an automatic renewable one-year agreement effective April 3, 2001 whereby the consultant will provide corporate development services for cash compensation of $50,000 per year payable monthly. Through September 30, 2001, the Company incurred and paid $25,000 to the consultant.

Note 4   Stockholders' Deficiency

The Company issued 1,000,000 common shares to its founders for $0.0001 per share at inception. The $100 value is recorded as a subscription receivable at September 30, 2001.

The President paid $725 in accounting fees, which is treated as contributed capital. An affiliate contributed the use of the office space valued at $800.

Note 5   Income Taxes

There was no income tax expense for the period ended September 30, 2001 due to the Company's net losses.

The Company's tax expense (benefit) differs from the "expected" tax expense (benefit) for the period ended September 30, 2001, (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

Computed "expected" tax expense (benefit)               ($20,096)

Effect of net operating losses                             20,096
                                                         --------
                                                         $      -
                                                         ========

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at September 30, 2001 are as follows:

Deferred tax assets:

Net operating loss carryforward                           $20,096
                                                         --------
Total gross deferred tax assets                            20,096

Less valuation allowance                                 (20,096)
                                                         --------
Net deferred tax assets                                   $     -
                                                         ========



The Company has a net operating loss carryforward of approximately $59,107 available to offset future taxable income through 2021.

Note 6  Going Concern

As reflected in the accompanying financial statements, the Company has operating losses of $59,107, an accumulated deficit of $59,107; cash used in operations of $25,030, a working capital deficit of $57,582, and is a development stage company with no revenues. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is planning an offering to raise up to $1,000,000 at $1.00 per share to provide the resources to implement its business plan. Management believes that the actions presently being taken to raise capital, implement its business plan, and generate revenues provide the opportunity for the Company to continue as a going concern.

Note 7  Subsequent Events

In December 2001, the $100 subscription receivable was received.